Exhibit 10.29

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR AN EXEMPTION THEREFROM.

SECURED LINE OF CREDIT PROMISSORY NOTE

$2,000,000.00	November 29, 2019

Portland, Oregon

FOR VALUE RECEIVED, EASTSIDE DISTILLING, INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of TQLA, LLC, a California limited liability company (“Holder”), the aggregate principal amount up to Two Million Dollars ($2,000,000.00), together with interest thereon as set forth in this Secured Promissory Note (this “Note”).

1. Payments and Advances.

(a) Interest Rate. The unpaid principal balance of this Note will bear interest at the following rates: (i) 7% per annum until January 15, 2020; and (ii) 11% per annum after January 15, 2020. Interest shall commence with the date hereof and shall continue on the outstanding principal amount of this Note until this Note is paid or otherwise satisfied in full. Interest will be computed on the basis of a 365-day year and the actual days elapsed and will be compounded quarterly. If any Event of Default, as defined in Section 2, occurs, then during the continuance of the Event of Default, all principal under this Note shall bear interest on each day outstanding at the lesser of (i) eighteen percent (18%) per annum compounded quarterly or (ii) the highest lawful rate in effect on such day (i) and (ii) apply the “Default Rate.”

(b) Repayment of Principal and Interest.

(i) All payments of interest and principal on the Note shall be in lawful money of the United States of America by wire transfer of immediately available funds to the Holder’s account at a bank specified by Holder in writing to the Payor from time to time. All payments on this Note under this Section 1(b) will be applied to accrued and unpaid interest and thereafter to outstanding principal. Whenever any payment hereunder shall be stated to be due on a day other than a business day, such payment will be made on the next succeeding business day, and such extension of time will in such case be included in the computation of payment of interest.

(ii) All unpaid principal, together with any then unpaid and accrued interest, will be due and payable in cash on April 15, 2020 (the “Maturity Date”). Accrued interest will be paid in arrears in cash on the last business day of each month commencing on the first such date to occur after the date of this Note.

(c) Prepayment. The Company may prepay this Note at any time in whole or in part, without the consent of Holder and without premium or penalty.

(d) Advances. This Note evidences a revolving line of credit. The single advances made pursuant to the Note shall be deemed principal under this Note. It is unnecessary for the Company to execute any further notes to evidence the obligation of the Company to pay the amount of the single advance together with interest thereon as provided in this Note. A representative designated in writing by Holder shall have the sole discretion to approve these requests on behalf of Holder. Within two (2) business days of the Company’s delivery of a borrowing request in substantially the form set forth in Exhibit A or otherwise in a form reasonably acceptable to Holder, Holder shall deposit such advance in immediately available funds in an account designated by the Company in writing; provided that Holder shall have no obligation to advance funds if: (a) the Company is in default under the terms of this Note; (b) the Company has applied funds provided pursuant to this Note for purposes other than those set forth in a borrowing request approved by Holder in accordance with Section 5; (c) the outstanding principal totals Two Million and No Dollars ($2,000,000) or more; or (d) Holder in good faith believes itself insecure.

2. Default.

(a) Event of Default. The occurrence of any of the following will constitute an “Event of Default” under this Note:

(i) The Company fails to pay timely amounts when due under this Note, and such failure continues for ten (10) days following written notice of non-payment; provided that notice of non-payment shall not be required as a condition to an Event of Default if the Company fails to pay Holder the entire amount of outstanding principal and any remaining accrued interest in full on or prior to the Maturity Date;

(ii) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors;

(iii) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect), or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(iv) Company breaches any representation or warranty in any material respect or otherwise fails to perform or observe any covenant or agreement in any material respect set forth in this Note and such failure continues for twenty (20) days following written notice from Holder;

(v) Craft Canning + Bottling, LLC (“Craft Canning”) or Big Bottom Distilling, LLC (“Big Bottom”) breaches any representation or warranty in any material respect or otherwise fails to perform or observe any covenant or agreement in any material respect set forth in that Secured Guaranty dated as of the date hereof between Craft Canning, Big Bottom and Holder, and such failure continues for twenty (20) days following written notice from Holder;

(vi) The sale, transfer, pledge, hypothecation or liquidation of all or subsequently all of the assets or equity securities of Company; or

(vii) Company is liquidated or winds up its affairs.

(b) Rights of Holder Upon Default. If there shall be any Event of Default under Section 2(a)(i), after the expiration of any required notice or cure period, this Note shall accelerate and all unpaid principal and interest, if any, shall become immediately due and payable upon notice of acceleration from Holder to the Company. In addition, if Company fails to pay the entire amount of outstanding principal and any remaining accrued interest in full on or prior to the Maturity Date, that Common Stock Purchase Warrant dated as of the date hereof issued by the Company to Holder shall become effective and immediately exercisable with no further action on the part of Holder. If there shall be any Event of Default under Sections 2(a)(ii) or 2(a)(iii), this Note shall immediately accelerate and all unpaid principal and interest, if any, shall become immediately due and payable without any requirement of notice from Holder to the Company. Upon an Event of Default, Holder may exercise any right, power or remedy permitted to it by law or this Note, including foreclosure of the collateral secured by this Note.

3. Security Interests; Liens. In order to secure payment of the obligations evidenced by this Note, the Company hereby grants to Holder (a) a first priority security interest in all of the Company’s right, title and interest in and to its existing or hereafter acquired or arising finished spirits inventory, including Azunia, at the Park Street facility or other locations (a current inventory list is set forth Exhibit B), (b) a security interest in all of the Company’s right, title and interest in and to all barreled spirits inventory, now existing or hereafter acquired or arising, located at the Company’s Milwaukee facility or other locations (a current inventory list is set forth as Exhibit C); provided that such security interest will be second priority to the indebtedness described in Section 4 and (c) a security interest in all of the Company’s right, title and interest in and to its membership interests in Craft Canning + Bottling, LLC, which membership interests shall be provided to Holder in certificated form accompanied by a separate indorsement authorizing Holder to name the transferee. Holder shall have all of the rights and remedies of a secured party under the Oregon Uniform Commercial Code and all other applicable law, all of which rights and remedies shall be cumulative and nonexclusive to the extent permitted by law. The Company irrevocably authorizes Holder at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto which Holder deems necessary or appropriate to perfect the security interests hereby granted.

4. Subordination of Secured Interest. The security interest granted under Section 3(b) is hereby expressly subordinated in priority to any liens created under the Credit and Security Agreement with the KFK Children’s Trust dated May 10, 2018 (“KFK Agreement”). The outstanding principal balance under the KFK Agreement is $3,000,000 as of December 1, 2019, which balance accrues interest at the rate of 7% per annum (subject to increase upon an Event of Default (as defined therein)) and is required to be paid no later than June 10, 2023. Holder agrees that the obligations under this Note are subordinate and junior in right and priority of payment to the Company’s obligations under the KFK Agreement. The Company agrees that it shall not amend the KFK Agreement to increase the Company’s obligations under the agreement without the prior written consent of Holder.

5. Use of Proceeds. The Company shall use the proceeds of this Note for the purchase of Azuñia inventory and other general corporate purposes as set forth in a borrowing request, which shall be subject to Holder’s approval (not to be unreasonably withheld, conditioned or delayed).

6. Restriction on Further Indebtedness. The Company agrees that unless Holder shall otherwise consent in writing, it shall cause Craft Canning not to create, incur, assume or in any manner become liable in respect of, or suffer to exist, any indebtedness other than (a) indebtedness incurred or guaranteed by Craft Canning in effect as of the date hereof, (b) trade debt incurred in the ordinary course of business, and (iii) indebtedness that is expressly subordinate and junior in right and priority of payment to the Note that is reasonably satisfactory in form and substance to Holder.

7. Other Provisions.

(a) Cancellation. After all principal and interest owed on this Note have been paid in full, this Note will automatically be deemed canceled, will be surrendered to the Company for cancellation, and will not be re-issued.

(b) Waivers and Amendments. This Note may not be amended or modified, nor may any of its terms be waived, except by a written instrument signed by the Company and Holder.

(c) Severability. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note will not in any way be affected or impaired thereby and this Note will nevertheless be binding between the Company and Holder.

(d) Governing Law. This Note will be governed by and interpreted in accordance with the internal laws of the State of California. In any action brought or arising out of this Note, the Company and Holder hereby consent to the jurisdiction of any federal or state court having proper venue within the San Diego County, State of California and also consent to the service of process by any means authorized by California law.

(e) Attorney Fees.

(i) Company and all other parties liable for the payment under this Note agrees to pay Holder’s collection expenses, attorney fees and paralegal fees which may be incurred in the collection of any amount due hereunder or enforcement or interpretation of any or all of Company’s duties hereunder or any guaranty related to Company’s duties hereunder, or any part hereof or thereof, whether or not suit is instituted, and if suit is instituted, to pay all such collection expenses, court costs, attorney fees and paralegal fees as may be determined by the trial court or any appellate courts. In the event Holder is made a party to any action or litigation resulting from the indebtedness evidenced by this Note, Company shall indemnify and vigorously defend Holder with respect thereto, with counsel acceptable to Holder, and shall further reimburse Holder for any costs, attorney fees and paralegal fees incurred with respect to such proceeding. Company further agrees to pay any attorney fees, paralegal fees or costs incurred by Holder with respect to Company’s obligations hereunder in connection with any action or proceeding to enforce any creditor’s rights associated with any collateral securing this Note, or with respect to any bankruptcy, receivership or insolvency proceedings of Company or any guarantor of Company’s obligations hereunder, whether judicial or otherwise, including but not limited to fees incurred in litigating issues peculiar to federal bankruptcy law;

(ii) Company agrees to reimburse Holder for all costs, attorney fees, and paralegal fees incurred by Holder in the research, review, negotiation, and drafting of this Promissory Note, the Secured Guaranty, the Common Stock Purchase Warrant, and any other documents or matters related to this $2,000,000 loan transaction. Company shall reimburse Holder by payment in cash or certified check within seven (7) days of written request, including via email.

(f) Jury Trial Waiver. Holder and the Company each hereby waive any right to trial by jury of any claim (including cross-claims and counterclaims) it may have against each other under, in connection with, or related to this Note.

(g) Binding Effect. This Note will be binding upon, and will inure to the benefit of, the Company and Holder and their respective successors and assigns.

(h) Notices. Any notice required or desired to be served, given or delivered hereunder must be in writing and in the form and manner specified below, and must be addressed to the party to be notified as follows:

If to the Company:	EASTSIDE DISTILLING, INC. 1001 SE Water Avenue Suite 390 Portland, OR 97214 Attention: Chief Executive Officer Email: Notices@eastsidedistilling.com

If to Holder:	TQLA, LLC 2008 Seaview Avenue Del Mar, CA 92104 Email: pkilkenny@yahoo.com

With a copy to:	Russell R. Kilkenny Scarborough, McNeese, Oelke & Kilkenny PC 5 Centerpointe Drive, Suite 240 Lake Oswego, OR 97035 Email: rrk@smoklaw.com or to such other address as each party designates to the other by notice in the manner herein prescribed. Any notice given under this Note shall be in writing and delivered in person, via email, or other form of electronic delivery, sent by documented overnight delivery service or mailed by certified or registered mail, postage prepaid, to the appropriate party or parties at the addresses referenced above or the electronic email address, or to such other address as the parties may hereinafter designate. Unless otherwise specified in this Note, all such notices and other written communications shall be effective (and considered received for purposes of this Note) (a) if delivered by hand, upon delivery, (b) if by email or other form of electronic delivery, on the next business day, (c) if sent by documented overnight delivery service, on the date delivered, or (d) if mailed via first-class regular mail, two (2) days after depositing in the U.S. Mail.

(i) Transfer of Note. This Note has not been registered under the Act or applicable state law, and no interest or participation herein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless there is an effective registration statement under the Act and applicable state securities laws covering any such transaction or an exemption therefrom and upon approval by the Company. In the event this Note is transferred in accordance with this Section 7(h), the new holder shall be deemed to be the “Holder” with respect to the provisions of this Note.

(j) Headings. Section headings used in this Note have been set forth herein for convenience of reference only and do not affect the interpretation of this Note.

(k) Counterparts. This Note may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Note by signing any such counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Secured Promissory Note to be executed as of the day and year first written above.

HOLDER: TQLA, LLC		COMPANY: EASTSIDE DISTILLING, INC.

By:	/s/ Patrick J. Kilkenny	By:	/s/ Lawrence Firestone
Name:	Patrick J. Kilkenny	Name:	Lawrence Firestone
Title:	Member	Title:	Chief Executive Officer